PRICING SUPPLEMENT No. 63 (To Prospectus dated May 9, 2005 and Prospectus Supplement dated November 10, 2005)	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-124679

U.S.$75,000,000
Québec
Medium-Term Notes, Series A
Due Nine Months or More from Date of Issue

      The notes being purchased have the following terms:

        Issuer: Québec

        Series Number: 63

        Aggregate Principal Amount: U.S.$75,000,000

        Currency: United States dollars ("U.S.$")

        Interest Rate: 5.40% per year

        Interest Payment Dates: November 17 and May 17 of each year beginning on
                                                    May 17, 2006

        Issue Price: 99.690% of the Aggregate Principal Amount

        Net Proceeds to Québec: U.S.$74,580,000

        Trade Date: November 10, 2005

        Issue Date: November 17, 2005

        Maturity Date: November 17, 2035

        Additional Selling Restrictions: N/A

        CUSIP Number: 74815H CP 5

Casgrain & Company (USA) Limited

The date of this pricing supplement is November 10, 2005.